UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 28, 2005

ROBOTIC VISION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-8623	11-2400145
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

486 AMHERST STREET

NASHUA, NEW HAMPSHIRE 03063

(Address of principal executive offices)

Registrant’s telephone number: (603) 598-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION

On January 24, 2005, Robotic Vision Systems, Inc. (the “Company”) entered into a loan agreement under which Middlefield Ventures, Inc. (“Middlefield”), a wholly-owned subsidiary of Intel Corporation (“Intel”), agreed to provide $2,000,000 principal amount of debtor-in-possession financing to the Company. The loan agreement was approved by the U.S. Bankruptcy Court for the District of New Hampshire by order dated January 24, 2005 under an Interim Order Authorizing Debtor in Possession to Obtain Post-Petition Financing, Providing Adequate Protection and Granting Liens, Security Interests and Superpriority Claims, Pursuant to Sections 105, 363 and 364 of the Bankruptcy Code, as amended by order dated January 28, 2005. The Company received the loan proceeds on January 28, 2005. The loan is intended to provide interim financing for the Company to fund its operations in part while it continues to seek additional sources of working capital. The Company is required to use the proceeds of the loan only for working capital purposes, and may not use the proceeds to make any payment on obligations which pre-date the company’s bankruptcy filing unless otherwise ordered by the court.

The loan will accrue interest at the rate of 10% per annum which will be due and payable on the maturity date. The loan will mature and all principal and accrued interest will become due and payable on the earlier of (i) the date on which the Bankruptcy Court enters an order confirming a plan of reorganization for the Company, or (ii) on or about January 24, 2006. The loan will default, among other customary events, if the Company’s chapter 11 reorganization case converts into a chapter 7 liquidation case, or if the Company fails to consummate the sale of its Semiconductor Equipment Group in the course of the bankruptcy proceedings.

The loan will be secured by a lien and security interest on all of the Company’s assets. The loan and the security interest will be subordinate to the loan by RVSI Investors, L.L.C. (“RVSI Investors”) with a maximum availability of $16.0 million under the Amended and Restated Revolving Credit and Security Agreement dated November 26, 2003 with RVSI Investors and PNC Bank, National Association, as agent, as amended June 26, 2004. Under that loan, approximately $13.4 million principal amount is currently outstanding. The loan and the security interest, however, will be senior to the existing pre-bankruptcy loan by Middlefield Ventures, Inc. in the principal amount of $2,000,000, under the Loan Agreement entered into as of April 11, 2003 between the Company and Middlefield Ventures, Inc. The loan and the security interest will also be senior to the existing pre-bankruptcy loan by Pat V. Costa in the principal amount of $500,000, under the Robotic Vision Systems, Inc. 9% Convertible Senior Note Due December 4, 2005 issued to Pat V. Costa on December 4, 2002.

In connection with the loan, the Company and Intel, acting on behalf of themselves and various affiliated persons and entities, each delivered to the other a general release covering, among other things, matters arising out of the Settlement and Release Agreement entered into between the parties as of April 11, 2003, and any other claims arising out of any action or omission through the date of the loan.

As part of obtaining the loan, the Company agreed to indemnify Intel and various of its affiliated persons and entities against certain claims which might be asserted against them by Pat Costa, subject to certain limits and other terms and conditions, under an order by the Bankruptcy Court dated January 28, 2005 amending the order cited above.

ITEM 5.02    DEPARTURE OF DIRECTOR

On January 19, 2005, Jonathan Howe resigned from the Company’s Board of Directors. The Company incorrectly reported in its Current Report on Form 8-K filed on January 25, 2005 that Mr. Howe served on the Company’s Audit Committee at the time of his resignation; he did not serve on the Audit Committee.

ITEM 8.01    OTHER EVENT

As reported in the Company’s Current Report on Form 8-K filed on January 13, 2005, the Company previously filed with the Staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission a no-action letter request regarding providing modified reporting under the Securities Exchange Act of 1934. Due to the Company’s financial condition and the restrictions of the bankruptcy process, the Company does not currently have sufficient financial resources available to it or the management time necessary to prepare and file all required reports under the Securities Exchange Act.

The Division of Corporation Finance has indicated that it will decline to grant a no-action letter to the Company regarding modified reporting under the Securities Exchange Act of 1934.

The Company has not filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2004 when due, and it does not anticipate having the available resources to file the Form 10-K or Quarterly Reports on Form 10-Q for succeeding quarterly periods, until it has a plan of reorganization, if any, confirmed by the Bankruptcy Court. The Company intends, subject to the availability of necessary financial resources and management time, to file with the Securities and Exchange Commission under cover of Form 8-K copies of its schedules of assets and liabilities, statement of financial affairs and monthly financial reports to the Bankruptcy Court. As a result, public information about the Company will be severely limited and may not be current. Investors are cautioned about the limitations on public information about the Company and are urged to severely limit their reliance on the available information.

Due to the Company’s partial non-compliance with its reporting obligations under the Securities Exchange Act, the Company anticipates that its stock will in the near future be de-listed from the OTC Bulletin Board, where it currently trades. The Company has no current intention to apply for or arrange access to any other organized trading facility for its stock. There is no assurance that the Company’s stock will trade on any organized facility following de-listing from the Bulletin Board, and the demand for and price of the Company’s stock may substantially decrease.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements—None

(b)	Pro Forma Financial Information—None

(c)	Exhibits:

EXHIBIT NO.	DESCRIPTION
10.1	2005 Loan Agreement dated as of January 28, 2005 by and between Robotic Vision Systems, Inc. and Middlefield Ventures, Inc.

10.2	2005 Secured Promissory Note dated as of January 28, 2005 by Robotic Vision Systems, Inc. to Middlefield Ventures, Inc. in the principal sum of $2,000,000

Cautionary Statement Regarding Forward-Looking Information:

Except for the historical information herein, various matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the ability of the Company to obtain any necessary approvals of the Bankruptcy Court for the matters referred to above, the cooperation of various creditors, the historically cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the Company’s accounting policies and other risk factors detailed in the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2005

ROBOTIC VISION SYSTEMS, INC.

By:	/s/ J. Richard Budd
J. Richard Budd Acting Chief Executive Officer